CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

This Consent and Third Amendment to Credit Agreement ("Amendment") is dated as of February 4, 2004, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent for the Lenders, SportRack, LLC, a Delaware limited liability company ("SportRack US Borrower"), Valley Industries, LLC, a Delaware limited liability company ("Valley US Borrower") (SportRack US Borrower and Valley US Borrower are sometimes referred to herein as the "US Borrowers" and individually as a "US Borrower"), and Brink B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Staphorst, The Netherlands and registered with the Chamber of Commerce (Kamer van Koophandel) in Regio Zwolle under number 05041971 ("European Borrower") (US Borrowers and European Borrower are sometimes referred to herein as the "Borrowers" and individually as a "Borrower"), the other persons designated as "Credit Parties" on the signature pages hereof, and the Lenders which are signatories hereto.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of May 23, 2003 by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent for the Lenders, the other Lenders party thereto, Borrowers and the other Credit Parties signatory from time to time thereto (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrowers; and

WHEREAS, Borrowers have requested that Agent and Lenders (i) consent to (A) the formation of Advanced Accessory Holdings Corporation, a Delaware corporation ("Intermediate Holdings"), a Wholly-Owned Subsidiary of CHAAS Holdings, LLC, a Delaware limited liability company ("Ultimate Holdings"), (B) the transfer by Ultimate Holdings of all of the issued and outstanding Stock of CHAAS Acquisitions, LLC, a Delaware limited liability company ("Holdings"), to Intermediate Holdings (the "Stock Transfer"), (C) the incurrence of Indebtedness in a principal amount not to exceed $88,000,000 ("Note Debt") by Intermediate Holdings pursuant to those certain Series A Notes and Series B Notes issued by Intermediate Holdings ("Intermediate Holdings Public Notes") pursuant to that certain Indenture dated as of February 4, 2004 ("Intermediate Holdings Indenture") between Intermediate Holdings and BNY Midwest Trust Company, an Illinois trust company, as trustee, (D) a distribution on the date hereof by Intermediate Holdings to Ultimate Holdings, and a corresponding distribution on the date hereof by Ultimate Holdings to its Stockholders, of an amount not to exceed the net proceeds of the offering of the Note Debt (the "Note Debt Distributions") and (E) the purchase, repayment or prepayment of certain Indebtedness of the Credit Parties from the proceeds of the offering of the Note Debt (the "Indebtedness Payment") and (ii) agree to amend the Credit Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consents.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, and in reliance on the representations and warranties set forth in Section 5 of this Amendment, and notwithstanding any provisions of the Credit Agreement to the contrary, Agent and Lenders hereby consent to (A) the formation of Intermediate Holdings, (B) the Stock Transfer, (C) the incurrence of the Note Debt, (D) the making of the Note Debt Distributions and (E) the making of the Indebtedness Payment.

(b) The foregoing consents are limited consents, which shall be effective only with respect to the specific facts set forth above. Such limited consents shall not be deemed to constitute a consent or waiver of any term, provision or condition of the Credit Agreement with respect to any transaction or circumstance other than the specific facts set forth above or to prejudice any right or remedy that Agent or Lenders may now have or may have in the future under or in connection with any of the Loan Documents.

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, and in reliance on the representations and warranties set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended as follows:

(a) Section 1.5(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(b) Prepayments from Currency Fluctuations. If at any time when the Public Note Indenture or the Intermediate Holdings Note Indenture is in effect the Dollar Equivalent of the outstanding amount of the Loans exceeds US$60,000,000, the Loans must be repaid within two (2) Business Days in an amount sufficient to eliminate any such excess; provided that such prepayment shall not be required if prior to the end of such two (2) Business Day period, and on each Funding Date thereafter that the Dollar Equivalent of the outstanding amount of the Loans exceeds US$60,000,000 after giving effect to such requested funding, the Borrower Representative has demonstrated to the satisfaction of Agent (including without limitation by delivering officer certificates and calculations that the Agent may reasonably request in connection therewith) that all of such Loans and all of the Liens of Agent and the Lenders securing such Loans are permitted pursuant to each of the Public Note Indenture and the Intermediate Holdings Note Indenture. In the event of any repayment required under this clause (b), the Borrowers may elect which Loans are so repaid."

(b) Section 1.5(d) of the Credit Agreement is amended and restated in its entirety as follows:

"(d) Prepayments from Issuance of Securities/Subordinated Ultimate Holdings PIK Debt. Immediately upon the receipt by any Credit Party of the proceeds of the issuance of Stock or Subordinated Ultimate Holdings PIK Debt (other than (1) proceeds of the issuance of Stock by Ultimate Holdings received on or before the Closing Date, (2) proceeds from the issuance of Stock (or options therefor) to employees, consultants, agents, officers and directors of Ultimate Holdings or any Borrower, (3) in connection with the consummation of a Permitted Acquisition, proceeds from the issuance of equity securities or Subordinated Ultimate Holdings PIK Debt used on or around the date of such issuance to purchase the Target of such Permitted Acquisition, (4) proceeds of the issuance of Stock to any Borrower or any Subsidiary of any Borrower and (5) proceeds of the issuance of equity securities, to the extent not prohibited by this Agreement and the other Loan Documents, of a Credit Party (A) to CHP or other investors other than pursuant to a public offering of equity securities or (B) after the Term Loans have been repaid in full (provided that such requirement that the Term Loans must have been so repaid in full may be waived by Agent), pursuant to a public offering of equity securities to the extent proceeds are used within ninety (90) days of such public offering to prepay or redeem the Public Note Debt or the Intermediate Holdings Note Debt in accordance with Section 3.5(c)), Borrowers shall prepay the Loans in an amount equal to seventy percent (70%) of such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith. The payment shall be applied in accordance with Section 1.5(e)(i), or as otherwise may be agreed by Requisite Lenders."

(c) Clause (a)(ii) of the first sentence of Section 2.1 of the Credit Agreement is amended and restated in its entirety as follows:

"(ii) the obligations, covenants and conditions contained in all Contractual Obligations (including, without limitation, the Public Note Indenture and the Intermediate Holdings Note Indenture) of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect,"

(d) Clause (i) of the third sentence of Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations (including, without limitation, the Public Note Indenture and the Intermediate Holdings Note Indenture) the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect,"

(e) Clause (i) of Section 2.7(c) of the Credit Agreement is amended and restated in its entirety as follows:

"(i) cause each Person other than any Non-Credit Party Subsidiary, upon its becoming a Subsidiary of such Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations (provided that any guaranty by a Non-US Credit Party shall be limited to the European Obligations and shall only be required to the extent permitted by law) and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations (provided that any such grant by any Non-US Credit Party shall only secure the European Obligations) and"

(f) Clause (vi) of Section 3.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(vi) European Borrower to US Borrowers or Wholly-owned US Subsidiaries of US Borrowers (and to the extent expressly consented to in any Inter-Subsidiary Loan Notice, any Wholly-owned Subsidiary of European Borrower to US Borrowers or any Wholly-owned US Subsidiary of US Borrowers) to fund working capital and general corporate needs of such Persons in the ordinary course of business in an aggregate amount not to exceed the Dollar Equivalent of US$5,000,000 at any time outstanding reduced by the aggregate amount invested pursuant to Section 3.3(d) which is applicable to this clause (vi) (additionally, to the extent that after giving effect to any payment under the Public Note Indenture or the Intermediate Holdings Note Indenture permitted by Section 3.5(c), US Borrowing Availability plus the aggregate amount of cash and Cash Equivalents on hand of Ultimate Holdings, Intermediate Holdings, Holdings, US SportRack Holdings, US Borrowers and the Subsidiaries of US Borrowers would be less than the Dollar Equivalent of US$12,500,000, European Borrower may make a loan to Holdings or Intermediate Holdings, as applicable, on the date such payment is due in the amount by which such Availability plus such amount of cash and Cash Equivalents is less than the Dollar Equivalent of US$12,500,000; provided that such intercompany loan shall be repaid as soon as practicable after, and to the extent that (after giving effect to such repayment), such Availability plus the amount of such cash and Cash Equivalents exceeds the Dollar Equivalent of US$12,500,000);"

(g) Section 3.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(d) the Public Note Debt or the Intermediate Holdings Note Debt;"

(h) Clause (i) of Section 3.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(i) pursuant to the terms of the Public Note Indenture or the Intermediate Holdings Note Indenture,"

(i) Clause (iv)(B) of Section 3.2(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(B) in the Public Note Indenture or the Intermediate Holdings Note Indenture,"

(j) Section 3.4(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(h) those incurred with respect to Indebtedness permitted by Section 3.1 provided that (i) any such Contingent Obligation is subordinated to the Obligations to the same extent, if any, as the Indebtedness to which it relates is subordinated to the Obligations, (ii) no Non-US Credit Party shall have any Contingent Obligation with respect to the Public Note Debt, (iii) no Credit Party shall have any Contingent Obligation with respect to the Subordinated Seller PIK Note Debt or the Seller Contingent Payment Debt except to the extent such Credit Party is permitted to have any Contingent Obligations with respect to the Public Note Debt as provided in the foregoing clause (ii), (iv) no Credit Party other than Ultimate Holdings shall have any Contingent Obligation with respect to the Subordinated Ultimate Holdings PIK Debt, and (v) no Credit Party shall have any Contingent Obligation with respect to any Indebtedness of any Unrestricted Subsidiary, Non-Credit Party Subsidiary or with respect to any Indebtedness of Intermediate Holdings, other than with the prior written consent of the Requisite Lenders;"

(k) Section 3.5(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(c) the US Credit Parties may make mandatory payments required under the Public Note Indenture and the Intermediate Holdings Note Indenture, including without limitation, (i) regularly scheduled semi-annual interest payments on the Initial Public Notes on June 15 and December 15 of each year (commencing with December 15, 2003), (ii) Permitted Prepayments of the Public Note Debt and the Intermediate Holdings Note Debt and (iii) mandatory repurchases on the Public Note Debt pertaining to Asset Dispositions pursuant to Sections 3.10 and 4.10 of the Initial Public Note Indenture and mandatory repurchases on the Intermediate Holdings Note Debt pertaining to Asset Dispositions pursuant to Sections 3.10 and 4.10 of the Initial Public Note Indenture; notwithstanding the foregoing, no such mandatory repurchases (or any offer to make such repurchases) on the Public Note Debt or the Intermediate Holdings Note Debt are permitted prior to the date that all of the Term Loans have been paid in full; "

(l) Section 3.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person except Intermediate Holdings may acquire Non-Credit Party Subsidiaries so long as, at the time of the acquisition of any Non-Credit Party Subsidiary, each representation or warranty contained in Section 5.21 is true and correct with respect to such Non-Credit Party Subsidiary."

(m) Section 3.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Section 3.10. Changes Relating to Indebtedness; Etc.

The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of any of the documents evidencing the Subordinated Debt or the Seller Contingent Payment Debt or the Public Note Debt or the Intermediate Holdings Note Debt or any earnout (including without limitation any Permitted Acquisition Earnout) (collectively, the "Restricted Items"), if the effect of such amendment is to: (a) increase the interest rate or other amounts payable with respect to such Restricted Item; (b) change the dates upon which payments of principal, interest or other amounts are due on such Restricted Item or change the principal amount of such Restricted Item (other than changes that would extend the maturity or date of such principal, interest or other amounts or reduce the amount of such payment); (c) add or make more restrictive any event of default or covenant with respect to such Restricted Item; (d) change the redemption or prepayment provisions of such Restricted Item; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Restricted Item in a manner adverse to any Credit Party or Lenders; or (g) increase the portion of interest payable in cash with respect to any Restricted Item for which interest is payable by the issuance of payment-in-kind notes or is permitted to accrue. Notwithstanding the foregoing, the Subordinated Seller Contingent Payment Notes may be amended pursuant to and in accordance with the provisions of Section 6.1 thereof and the Subordinated Seller PIK Notes may be amended pursuant to and in accordance with the provisions of Section 6.1 thereof."

(n) Section 3.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Section 3.13. Subsidiaries.

The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary, except (i) with the prior written consent of Agent, which such consent shall not be unreasonably withheld, (ii) that a Borrower or any of its Subsidiaries may establish, create or acquire Subsidiaries to consummate a Permitted Acquisition or (iii) Intermediate Holdings may establish, create or acquire Non-Credit Party Subsidiaries so long as, at the time of the establishment, creation or acquisition of any Non-Credit Party Subsidiary, each representation or warranty contained in Section 5.21 is true and correct with respect to such Non-Credit Party Subsidiary.”

(o) The Credit Agreement is hereby amended by adding a new Section 3.20 as follows:

"Section 3.20. Non-Credit Party Subsidiaries.

Notwithstanding anything to the contrary contained herein, in no event shall any Credit Party incur any Indebtedness from, make any Investment in or make any Restricted Payment to any Non-Credit Party Subsidiary, except Credit Parties may make the following Investments or Restricted Payments to Non-Credit Subsidiaries: (i) concurrently upon receipt of capital contribution funds from its Stockholders, Ultimate Holdings may further contribute such funds to Intermediate Holdings as capital contributions or intercompany loans and Intermediate Holdings may further contribute such funds to Non-Credit Party Subsidiaries as capital contributions or intercompany loans and (ii) Intermediate Holdings may make capital contributions to Non-Credit Party Subsidiaries in an aggregate amount not to exceed $1,000 in connection with the initial organization and capitalization of Non-Credit Party Subsidiaries.”

(p) Section 4.8(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Accountants' Reports. Promptly upon receipt thereof, Borrower Representative will deliver copies of all significant reports submitted by Borrowers' firm of certified public accountants (or the equivalent of certified public accountants) in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Ultimate Holdings, Intermediate Holdings, Holdings, Borrowers or their Subsidiaries made by such accountants, including any significant comment letter submitted by such accountants to management in connection with their services."

(q) Section 4.8(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(i) SEC Filings, Press Releases and Public Notes Deliveries. Promptly upon their becoming available, Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Ultimate Holdings, Intermediate Holdings, Holdings, Borrowers or any of their Subsidiaries to their Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Ultimate Holdings, Intermediate Holdings, Holdings, Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission, or any material reports, statements and prospectuses, if any, filed with any other Governmental Authority, (3) all material press releases made available by Ultimate Holdings, Intermediate Holdings, Holdings, Borrowers or any of their respective Subsidiaries to the public concerning developments in the business of any such Person and (4) all notices, certificates (including, without limitation, the items required under Section 4.4 of the Initial Public Note Indenture or Section 4.4 of the Initial Intermediate Holdings Note Indenture) or reports sent or received by any Credit Party in connection with the Public Notes or the Intermediate Holdings Notes."

(r) Section 4.8(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(l) Notice of Corporate and other Changes/Updates to Representations and Warranties Tied to the Closing Date/"Unrestricted Subsidiary" Under the Initial Public Note Indenture. Borrower Representative shall provide prompt written notice of (1) any material change after the Closing Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party or any material amendment to its articles or certificate of incorporation, articles of association, by-laws, partnership agreement or other organizational documents, (2) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, (3) any event that would cause any of the representations and warranties made under any of Sections 5.7, 5.13 (provided that solely with respect to this clause (3), all references in Section 5.13 to "in excess of the Dollar Equivalent of US$100,000 in the aggregate"

shall be deemed replaced by a reference to "in a Material Adverse Effect") and 5.16 to be inaccurate or incomplete assuming such representations and warranties were made as of the current date rather than as of the Closing Date. Borrower Representative shall provide written notice, at least once each calendar quarter of any event that would cause any of the representations and warranties made under any of Sections 5.4(b), 5.8 and 5.12 (provided such notice pertaining to Section 5.12 shall only be required to the extent that a similar notice is not otherwise required by the terms of this Agreement or any other Loan Document, in which case the terms of such similar notice requirement shall govern) to be inaccurate or incomplete assuming such representations and warranties were made as of the current date rather than as of the Closing Date, (4) any Credit Party becoming an "Unrestricted Subsidiary" as defined in the Initial Public Note Indenture and (5) any Credit Party becoming an "Unrestricted Subsidiary" as defined in the Initial Intermediate Holdings Note Indenture. The foregoing notice requirements set forth in the previous two sentences shall not be construed to constitute consent by any of the Lenders to any transaction referred to therein which is not expressly permitted by the terms of this Agreement."

(s) The Credit Agreement is hereby amended by adding a new Section 5.21 as follows:

"Section 5.21 Non-Credit Party Subsidiaries.

(a) (i) No more than 10% of any Non-Credit Party Subsidiary's senior Operational Management and no more than 5% of any Non-Credit Party Subsidiary's Operational Management other than senior Operational Management has at any time within the past twelve months been employed by or has rendered any management, consulting or other similar services for any Credit Party, (ii) no more than 10% of any Non-Credit Party Subsidiary's senior Operational Management and no more than 5% of any Non-Credit Party Subsidiary's Operational Management other than senior Operational Management is currently employed by or rendering any management, consulting or other similar services for any Credit Party and (iii) no more than 10% of any Credit Party's senior Operational Management and no more than 5% of any Credit Party's Operational Management other than senior Operational Management is currently employed by or rendering any management, consulting or other similar services for any Non-Credit Party Subsidiary.

(b) No Non-Credit Party Subsidiary uses any operating facility that has been in the past twelve months or is currently used by any Credit Party ("Credit Party Facilities"); provided, that a Non-Credit Party Subsidiary may use a Credit Party Facility so long as (i) all such Credit Party Facilities used by any Non-Credit Party Subsidiary constitute less than 10% of the square footage of all such Non-Credit Party's operating facilities, (ii) such Credit Party Facilities are used for less than 10% of such Non-Credit Party's production and less than 10% of such Non-Credit Party's other operations and (iii) the production and other operations of any Non-Credit Party at any Credit Party Facility are separate from the production and other operations of any Credit Party at such Credit Party Facility and the portion of any Credit Party Facility used by a Non-Credit Party is not used by any Credit Party.

(c) Each Non-Credit Party Subsidiary maintains accounting functions, human resource personnel and systems, cash management systems, sales and distribution personnel and systems and information and technology systems (collectively, "Operational Systems”) separate from those of the Credit Parties, no Credit Party shares or otherwise utilizes any Non-Credit Party's Operational Systems; provided, however, that nothing in this clause (c) shall prevent any Non-Credit Party Subsidiary from sharing information generated by such Operational Systems with any Credit Party to the extent necessary or appropriate.

(d) No Non-Credit Party Subsidiary shares or otherwise utilizes any Credit Party's Operational Systems; provided, however, that nothing in this clause (d) shall prevent any Non-Credit Party Subsidiary from sharing information generated by such Operational Systems with any Credit Party to the extent necessary or appropriate.

(e) No Non-Credit Party Subsidiary primarily engages in the primary business engaged in by any Credit Party, it being understood that no Non-Credit Party Subsidiary shall be deemed to be engaging in the primary business engaged in by any Credit Party solely as a result of such Non-Credit Party Subsidiary engaging in a business in the automotive accessories market.”

(t) Clause (3) of Section 6.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(3) the occurrence of any "Event of Default" as defined in the Initial Public Note Indenture or any similar event pertaining to any Refinanced Public Note Debt or the occurrence of any "Event of Default" as defined in the Initial Intermediate Holdings Note Indenture or any similar event pertaining to any Refinanced Intermediate Holdings Note Debt; or"

(u) Section 6.1(m) of the Credit Agreement is hereby amended and restated in its entirety as follows:

"(m) Business Activities. (1) Ultimate Holdings engages in any type of business activity other than the ownership of Stock of Intermediate Holdings and performance of its obligations under the Related Transaction Documents to which it is a party and activities reasonably related thereto in its capacity as a passive holding company, (2) Intermediate Holdings engages in any type of business activity other than the ownership of Stock of Holdings and Non-Credit Party Subsidiaries and performance of its obligations under the Related Transaction Documents to which it is a party and activities reasonably related thereto in its capacity as a passive holding company, (3) Holdings engages in any type of business activity other than the ownership of Stock of US SportRack Holdings, Valley US Borrower and European US Holdings and activities reasonably related thereto in its capacity as a passive holding company, (4) US SportRack Holdings engages in any type of business activity other than the ownership of Stock of SportRack US Borrower and activities reasonably related thereto in its capacity as a passive holding company, (5) European US Holdings engages in any type of business activity other than the ownership of Stock of European First Tier Dutch Holdings and activities reasonably related thereto in its capacity as a passive holding company, (6) European First Tier Dutch Holdings engages in any type of business activity other than the ownership of Stock of European Second Tier Dutch Holdings prior to the European Mergers, ownership of Stock of European Borrower after the European Mergers, and activities reasonably related thereto in its capacity as a passive holding company, or (7) prior to the European Mergers, European Second Tier Dutch Holdings engages in any type of business activity other than the ownership of Stock of European Borrower or ownership of Stock of CHAAS Holdings II B.V.; or"

(v) Section 6.1 of the Credit Agreement is hereby amended by deleting the period and adding a semi-colon and the word "or" at the end of clause (o) and by adding a new clause (p) thereto as follows:

"(p) Non-Credit Party Subsidiary.

(1) (i) For a period in excess of 90 days: (A) more than 10% but less than 20% of any Non-Credit Party Subsidiary's senior Operational Management have at any time within the past twelve months been employed by or rendered any management, consulting or other similar services for any Credit Party, (B) more than 5% but less than 10% of any Non-Credit Party Subsidiary's Operational Management other than senior Operational Management have at any time within the past twelve months been employed by or rendered any management, consulting or other similar services for any Credit Party, (C) more than 10% but less than 20% of any Credit Party's senior Operational Management becomes employed by or renders any management, consulting or other similar services for any Non-Credit Party Subsidiary, or (D) more than 5% but less than 10% of any Credit Party's Operational Management other than senior Operational Management becomes employed by or renders any management, consulting or other similar services for any Non-Credit Party Subsidiary, or (ii) (A) 20% or more of any Non-Credit Party Subsidiary's senior Operational Management have at any time within the past twelve months been employed by or rendered any management, consulting or other similar services for any Credit Party or (B) 10% or more of any Non-Credit Party Subsidiary's Operational Management other than senior Operational Management have at any time within the past twelve months been employed by or rendered any management, consulting or other similar services for any Credit Party, (C) 20% or more of any Credit Party's senior Operational Management becomes employed by or renders any management, consulting or other similar services for any Non-Credit Party Subsidiary or (D) 10% or more of any Credit Party's Operational Management other than senior Operational Management becomes employed by or renders any management, consulting or other similar services for any Non-Credit Party Subsidiary;

(2) any Non-Credit Party Subsidiary uses any Credit Party Facility; provided, that a Non-Credit Party Subsidiary may use a Credit Party Facility so long as (i) all such Credit Party Facilities used by any Non-Credit Party Subsidiary constitute less than 10% of the square footage of all such Non-Credit Party's operating facilities, (ii) such Credit Party Facilities are used for less than 10% of such Non-Credit Party's production and less than 10% of such Non-Credit Party's other operations and (iii) the production and other operations of any Non-Credit Party at any Credit Party Facility are separate from the production and other operations of any Credit Party at such Credit Party Facility and the portion of any Credit Party Facility used by a Non-Credit Party is not used by any Credit Party;

(3) any Non-Credit Party Subsidiary fails to maintain Operational Systems separate from those of the Credit Parties, any Credit Party shares or otherwise utilizes any Non-Credit Party's Operational Systems or any Non-Credit Party Subsidiary shares or otherwise utilizes any Credit Party's Operational Systems; provided, however, that nothing in this clause (3) shall prevent any Non-Credit Party Subsidiary from sharing information generated by such Operational Systems with any Credit Party to the extent necessary or appropriate; or

(4) any Non-Credit Party Subsidiary primarily engages in the primary business engaged in by any Credit Party, it being understood that no Non-Credit Party Subsidiary shall be deemed to be engaging in the primary business engaged in by any Credit Party solely as a result of such Non-Credit Party Subsidiary engaging in a business in the automotive accessories market"

(w) Clause (i) of the definition of "Change of Control" set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety as follows:

"(i) there exists a "Change of Control" as defined in the Initial Public Note Indenture or any similar event with respect to any Refinanced Public Note Debt or a "Change of Control" as defined in the Initial Intermediate Holdings Note Indenture or any similar event with respect to any Refinanced Intermediate Holdings Note Debt."

(x) The definition of "Credit Parties" set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety as follows:

" 'Credit Parties' means Ultimate Holdings, Intermediate Holdings, Holdings, European US Holdings, Borrowers, and each of their respective Subsidiaries (other than Non-Credit Party Subsidiaries) and each other Person who executes the Agreement as a "Credit Party" or a Guaranty or who grants a Lien on all or part of its assets to secure all or any part of the Obligations."

(y) The definition of "Guarantors" set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety as follows:

" 'Guarantors' means Ultimate Holdings, Intermediate Holdings, Holdings, European Holdings, US SportRack Holdings, each US Subsidiary of each Borrower, and, subject to Section 2.7(d), each Non-US Subsidiary of each Borrower (it being understood each such Non-US Subsidiary only guarantees the European Obligations), and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents."

(z) The definition of "Immaterial Credit Party" set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety as follows:

" 'Immaterial Credit Party' means any Subsidiary of a Borrower (i) which is not material to the operations of SportRack US Borrower and its Subsidiaries taken as a whole, Valley US Borrower and its Subsidiaries taken as a whole or European Borrower or its Subsidiaries taken as a whole, (ii) which at no time during any twelve month consecutive period during the twenty-four months then ended had (x) gross revenue in excess of the Dollar Equivalent of US$10,000,000, (y) EBITDA in excess of the Dollar Equivalent of US$2,000,000 or (z) assets with an aggregate fair market or book value in excess of the Dollar Equivalent of US$2,500,000, (iii) which is not a "Significant Subsidiary" as defined in the Initial Public Note Indenture or any term with respect to any Refinanced Public Note Debt and (iv) which is not a "Significant Subsidiary" as defined in the Initial Intermediate Holdings Note Indenture or any term with respect to any Refinanced Intermediate Holdings Note Debt."

(aa) The definition of "Restricted Payment" set forth in Annex A to the Credit Agreement is hereby amended and restated in its entirety as follows:

" 'Restricted Payment' means, with respect to any Credit Party (a) the declaration or payment of any dividend by such Credit Party in respect to its Stock or the incurrence by such Credit Party of any liability to make any other payment or distribution of cash or other property or assets in respect of its Stock; (b) any payment by such Credit Party on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges or amounts on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt, any Seller Contingent Payment Debt, any Permitted Acquisition Earnout or any other earnout, or any Public Note Debt or any Intermediate Holdings Note Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim to a Stockholder of any Credit Party for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party as such, other than payments in the ordinary course of business of such Credit Party and payments in respect of which such Credit Party receives fair consideration or reasonably equivalent value; (g) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Credit Party to any Stockholder of such Credit Party or its Affiliates and (h) any payment, loan, contribution or other transfer of funds to any Non-Credit Party Subsidiary."

(bb) The definition of "Subsidiary" set forth in Annex A to the Credit Agreement is hereby amended by adding the following sentence at the end thereof as follows:

"Notwithstanding anything to the contrary contained herein, the term "Subsidiary" or "Subsidiaries" shall not include any Non-Credit Party Subsidiary."

(cc) The following definitions are hereby added to Annex A to the Credit Agreement in their appropriate respective alphabetical order, as follows:

" 'Initial Intermediate Holdings Note Debt' means Indebtedness of Intermediate Holdings evidenced by the Initial Intermediate Holdings Notes.

'Initial Intermediate Holdings Note Indenture' means that certain Indenture dated as of February 4, 2004 between Intermediate Holdings and BNY Midwest Trust Company as trustee.

'Initial Intermediate Holdings Notes' means those certain Series A Notes and Series B Notes issued by Intermediate Holdings pursuant to the Initial Intermediate Holdings Note Indenture in an aggregate principal amount of US$88,000,000. "

'Intermediate Holdings' means Advanced Accessory Holdings Corporation, a Delaware corporation.

'Intermediate Holdings Note Debt' means the Initial Intermediate Holdings Note Debt or the Refinanced Intermediate Holdings Note Debt, as applicable.

'Intermediate Holdings Note Indenture' means the Initial Intermediate Holdings Note Indenture or the Refinanced Intermediate Holdings Note Indenture, as applicable.

'Intermediate Holdings Notes' means the Initial Intermediate Holdings Notes or the Refinanced Intermediate Holdings Notes, as applicable.

'Non-Credit Party Subsidiary' means a Person formed, created or acquired after February 4, 2004 that is (i) a Subsidiary of Intermediate Holdings but not a Subsidiary of any Subsidiary of Intermediate Holdings that is a Credit Party and (ii) designated in a written notice by Borrower Representative to Agent at the time of the creation, formation or acquisition of such Subsidiary as a "Non-Credit Party Subsidiary" for the purposes of the Agreement.

"Operational Management" means, with respect to any Person, management that is involved in the day-to-day affairs of such Person.

'Refinanced Intermediate Holdings Note Debt' means Indebtedness of Intermediate Holdings that refinances the Initial Intermediate Holdings Note Debt in whole or in part so long as such Indebtedness that refinances the Initial Intermediate Holdings Note Debt (i) is in the principal amount not to exceed the then outstanding Accreted Value (as defined in the Initial Intermediate Holdings Note Indenture) of, and accrued but unpaid interest owing on, the Initial Intermediate Holdings Note Debt that is then being refinanced, (ii) has an interest rate of 13.25% per annum or less, (iii) other than any mandatory prepayments or redemptions set forth in the Initial Intermediate Holdings Note Indenture as in effect on February 4, 2004, does not have any principal payments or redemptions scheduled to be due until the latest of (x) December 15, 2011, (y) one year after the date specified in clause (a) of the definition of US Commitment Termination Date and (z) one year after the date specified in clause (a) of the definition of European Commitment Termination Date, (iv) does not have any cash interest payments scheduled to be due prior to June 15, 2008, (v) has representations, warranties, covenants, defaults and other terms and conditions which are no more onerous to any Credit Party than those contained in this Agreement (and with appropriate cushions with respect to financial covenants between a senior secured facility, on the one hand, and a subordinated facility or a senior unsecured facility, on the other hand), (vi) is unsecured, (vii) is not guarantied in any respect by any Credit Party except to the extent (A) the Requisite Lenders had consented in accordance with the terms of this Agreement to the guaranty of the Initial Intermediate Holdings Note Debt and the Initial Intermediate Holdings Note Debt was so guaranteed or (B) otherwise previously agreed to in writing by the Requisite Lenders, (viii) would have been permitted by Section 3.10 if such refinancing would have been effectuated by an amendment of the Initial Intermediate Holdings Note Debt and (ix) is otherwise reasonably acceptable to Agent.

'Refinanced Intermediate Holdings Note Indenture' means the indenture, if any, or any other agreement or instrument entered into by Intermediate Holdings in connection with the Refinanced Intermediate Holdings Note Debt, if any.

'Refinanced Intermediate Holdings Notes' means those certain unsecured promissory notes, if any, issued in connection with the Refinanced Intermediate Holdings Note Debt, if any."

(dd) Each reference to the term "Initial Public Debt" contained in the Credit Agreement is hereby deleted and reference to the term "Initial Public Note Debt" is inserted in lieu thereof.

(ee) Each reference to the term "Refinanced Public Debt" contained in the Credit Agreement is hereby deleted and reference to the term "Refinanced Public Note Debt" is inserted in lieu thereof.

(ff) The table captioned "INDEBTEDNESS (Section 3.1)" set forth as a portion of Exhibit 4.6(n) of the Credit Agreement is hereby amended and restated as set forth on Exhibit B attached hereto.

3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i) Agent shall have received this Amendment executed by Credit Parties and Requisite Lenders;

(b) Agent shall have received an executed copy of the Intermediate Holdings Indenture and each other agreement, document and instrument executed by Intermediate Holdings and/or any other Credit Party in connection therewith, each of which shall be in form and substance satisfactory to Agent, in Agent's sole discretion;

(c) The Credit Parties shall have executed and delivered or shall have caused to be executed and delivered each of the agreements, instruments and documents set forth on Exhibit A attached hereto, and such other items as Agent may reasonably request, each of which shall be in form and substance reasonably satisfactory to Agent;

(d) Borrowers shall have paid an amendment fee to Agent, for the benefit of the Lenders (based upon their respective Pro Rata Shares), of $75,000;

(e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, Lenders and their respective legal counsel; and

(f) No Default or Event of Default shall have occurred and be continuing, both before and after giving effect to the provisions of this Amendment.

4. References; Effectiveness. Agent, Lenders and Credit Parties hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.

5. Representations and Warranties. To induce Agent and Requisite Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to Agent and Lenders that:

(a) The execution, delivery and performance by such Credit Party of this Amendment and the transactions contemplated hereby is within its organizational power, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to such Credit Party, the articles of incorporation, by-laws or any other organizational document of such Credit Party, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon such Credit Party or any of its property;

(b) Each of the Credit Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies;

(c) After giving effect to the amendments set forth herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

(d) Such Credit Party has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, such Credit Party is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

(e) (1) As of the date hereof, each of the Credit Parties and its Subsidiaries is Solvent and (2) immediately after giving effect to the transactions contemplated herein (a) each Borrower, (b) US Credit Parties considered as a whole and (c) the Credit Parties considered as a whole, in each case, continues to be Solvent.

6. Joinder. Intermediate Holdings is hereby joined in, and hereby agrees that it is and for all purposes hereafter shall be a party to, the Credit Agreement as a "Credit Party", as if it were an original signatory thereto, and by executing this Amendment further agrees that it is a "Credit Party" thereunder and shall be bound by all the terms and provisions of the Credit Agreement;

7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

8. Continued Effectiveness. Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

9. Costs and Expenses. Each Credit Party hereby acknowledges and agrees that this Amendment is a "Loan Document" for purposes of, among other things, subsection 1.3(e) of the Credit Agreement.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

BORROWERS:

SPORTRACK, LLC

By:	/s/ Barry Steele
Name:
Title:

VALLEY INDUSTRIES, LLC

By:	/s/ Barry Steele
Name:
Title:

BRINK B.V.

By:	/s/ Jan Willem Rengelink
Name:	Jan Willem Rengelink
Title:	CFO

OTHER CREDIT PARTIES:

CHAAS HOLDINGS, LLC

By:	/s/ Barry Steele
Name:
Title:

ADVANCED ACCESSORY HOLDINGS CORPORATION

By:	/s/ Jan Willem Rengelink
Name:	Jan Willem Rengelink
Title:	CFO

CHAAS ACQUISITIONS, LLC

By:	/s/ Barry Steele
Name:
Title:

ADVANCED ACCESSORY SYSTEMS, LLC

By:	/s/ Barry Steele
Name:
Title:

AAS ACQUISITIONS, LLC

By:	/s/ Barry Steele
Name:
Title:

CHAAS HOLDINGS B.V.

By:	/s/ Jan Willem Rengelink
Name:
Title:

SPORTRACK ACCESSORIES INC.

By:	/s/ Terence Seikel
Name:
Title:

SPORTRACK GMBH

By:	/s/ Michael Runte
Name:	Michael Runte
Title:	Managing Director

VALTEK, LLC

By:	/s/ Barry Steele
Name:
Title:

CHAAS HOLDINGS III B.V.

By:	/s/ Jan Willem Rengelink
Name:
Title:

AAS CAPITAL CORPORATION

By:	/s/ Barry Steele
Name:
Title:

NOMADIC SPORT INC.

By:	/s/ Terence Seikel
Name:
Title:

SPORTRACK S.R.O.

By:	/s/ Valdimir Bohm
Name:	Valdmir Bohm
Title:	Managing Director

SPORTRACK IBERICA AUTOMOTIVE, S.L. UNIPERSONAL

By:	/s/ Michael Runte
Name:	Michael Runte
Title:	Managing Director

BRINK INTERNATIONAL B.V.

By:	/s/ Jan Willem Rengelink
Name:
Title:

BRINK SVERIGE AB

By:	/s/ Jan Willem Rengelink
Name:
Title:

BRINK U.K. LIMITED

By:	/s/ Jan Willem Rengelink
Name:
Title:

BRINK NORDISK HOLDINGS APS

By:	/s/ Jan Willem Rengelink
Name:
Title:

BRINK POLSKA SP Z.O.O.

By:	/s/ Jan Willem Rengelink
Name:
Title:

BRINK FRANCE S.A.R.L.

By:	/s/ Jan Willem Rengelink
Name:
Title:

ELLEBI S.R.L.

By:	/s/ Jan Willem Rengelink
Name:
Title:

NORDISK KOMPONENT HOLDINGS A/S

By:	/s/ Jan Willem Rengelink
Name:
Title:

SOCIETE DE FABRICATION D'EQUIPEMENTS ET D'ACCESSOIRES SA

By:	/s/ Jan Willem Rengelink
Name:
Title:

BRINK TREKHAKEN B.V.

By:
Name:
Title:

BRINK A/S

By:	/s/ Jan Willem Rengelink
Name:
Title:

SCI L'ELMONTAISE

By:	/s/ Jan Willem Rengelink
Name:
Title:

CHAAS HOLDINGS II B.V.

By:	/s/ Jan Willem Rengelink
Name:
Title:

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Susan K. Staub
Name:	Susan K. Staub
Title:	Duly Authorized Signatory

PB CAPITAL CORPORATION, as a Lender

By:	/s/ Steven Alexander /s/ Lisa Morglia
Name:	Seven Alexander Lisa Morglia
Title:	Vice President Assistant Vice President

COMERICA BANK, as a Lender

By:	/s/ Steven J. McCormack
Name:	Steven J. McCormack
Title:	Vice President